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                                                                     EXHIBIT 5.1

                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 Park Avenue
                            New York, New York 10178



                                                               December 15, 2000



Wit SoundView Group, Inc.
826 Broadway, Seventh Floor
New York, New York 10003

                  Re:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  We have acted as special counsel to Wit SoundView Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form S-8. The Registration Statement covers 1,638,854 shares of the Company's common stock, par value $0.01 (the "Plan Shares"), which, we have been advised, may be issued and sold upon exercise of options (the "Options") previously granted under the E*OFFERING 1998 Stock Option Plan and the E*OFFERING 2000 Stock Option/Stock Issuance Plan and were outstanding at the effective time of the merger of E*OFFERING with Wit SoundView Corporation, a subsidiary of the Company.

                  In so acting, we have examined the Registration Statement and copies, furnished to us by the Company, of the Registration Statement of the E*OFFERING 1998 Stock Option Plan, the E*OFFERING 2000 Stock Option/Stock Issuance Plan and the Agreement and Plan of Merger, dated as of May 15, 2000 and September 26, 2000, among the Company, Wit SoundView Corporation and E*OFFERING Corp., and such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

                  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

                  Based on the foregoing, we are of the following opinion:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.



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          2. The Plan Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Options, will be validly issued, fully-paid and non-assessable.


             This opinion is limited to the General Corporation Law of the State of Delaware.

             We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                  Very truly yours,


                                                  /s/Morgan, Lewis & Bockius LLP